Exhibit 99.1
MEA Holdings, Inc.
Consolidated Financial Statements
As of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007

MEA Holdings, Inc.

Page(s)
Report of Independent Auditors	1

Consolidated Financial Statements

Consolidated Balance Sheets as of December 31, 2007 and 2006	2

Consolidated Statements of Income for each of the three years in the period ended December 31, 2007	3

Consolidated Statements of Stockholders’ Equity for each of the three years in the period ended December 31, 2007	4

Consolidated Statements of Cash Flows for each of the three years in the period ended December 31, 2007	5

Notes to Consolidated Financial Statements for each of the three years in the period ended December 31, 2007	6 – 17

REPORT OF INDEPENDENT AUDITORS
To the Stockholders of
MEA Holdings, Inc.:
We have audited the accompanying consolidated balance sheets of MEA Holdings, Inc. (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.
DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
April 4, 2008

MEA HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$46,876,294	$21,842,564
Accounts receivable — net of allowance for doubtful accounts of $75,000 for 2007 and 2006:
Current (including related-party amounts of $3,666,793 and $1,295,062, respectively)	32,043,213	22,735,013
Retainages (including related-party amounts of $580,674 and $139,423, respectively)	15,190,285	6,600,120
Inventories	2,559,335	2,572,638
Costs and estimated earnings in excess of billings on contracts in process	3,908,414	2,217,628
Prepaid expenses and other current assets	1,125,533	1,015,347
Deferred income taxes	335,000	—

Total current assets	102,038,074	56,983,310
PROPERTY, PLANT, AND EQUIPMENT (Note 1):
Leasehold improvements	351,988	598,920
Information technology assets and furniture and fixtures	9,738,285	7,246,050
Automobiles and trucks	50,597	32,383
Construction in process	546,559	273,936

Total property, plant, and equipment	10,687,429	8,151,289
Less accumulated depreciation and amortization	(5,852,181)	(4,918,731)

Property, plant, and equipment — net	4,835,248	3,232,558
INTANGIBLE ASSETS:
Goodwill and other intangible assets	48,478,647	48,478,647

TOTAL	$155,351,969	$108,694,515

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable:
Current	$19,217,260	$11,489,172
Retainages	10,737,625	3,530,375
Accrued wages, bonuses, and related taxes	12,393,370	10,041,392
Accrued warranty	2,000,000	1,450,000
Billings in excess of costs and estimated earnings on contracts in process (including related-party amounts of $2,128,477 and $238,768, repsectively)	31,137,067	19,478,025
Other current liabilities	5,494,908	3,580,696
Deferred income taxes	—	418,000

Total current liabilities	80,980,230	49,987,660
LONG-TERM LIABILITIES:
Debt	12,250,000	7,370,944
Due to parent	—	—
Deferred income taxes	3,770,000	2,087,000
Other long-term liabilities	—	5,129,056

Total long-term liabilities	16,020,000	14,587,000
COMMITMENTS AND CONTINGENCIES (Note 7)
STOCKHOLDERS’ EQUITY:
Preferred stock, 8% cumulative, 1,000,000 shares authorized; 251,685 and 252,810 shares issued and outstanding at December 31, 2007 and 2006, respectively; stated at redemption value, including $8,626,752 and $6,151,197 of accrued dividends at December 31, 2007 and 2006, respectively	33,795,252	31,432,197
Common stock — class A voting; 5,000,000 shares of $0.01 par value authorized; 2,519,000 shares issued and outstanding at December 31, 2007 and 2006	25,190	25,190
Common stock — class B non-voting; 5,000,000 shares of $0.01 par value authorized; 558,002 and 521,702 shares issued and outstanding at December 31, 2007 and 2006, respectively	5,580	5,217
Additional paid-in capital — common equity	4,586,770	4,405,215
Retained earnings (deficit)	19,938,947	8,252,036
Total stockholders’ equity	58,351,739	44,119,855

TOTAL	$155,351,969	$108,694,515

See notes to consolidated financial statements.

MEA HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
	2007	2006	2005
Contract and other revenues (including related-party amounts of $27,416,194, $2,549,704, and $0, respectively)	$324,038,967	$208,132,675	$193,207,474
Costs related to contract and other revenues	283,441,944	177,996,189	169,197,142

Gross profit	40,597,023	30,136,486	24,010,332
Selling, general and administrative expenses	17,007,413	15,531,189	14,671,295

Income before other income/expenses	23,589,610	14,605,297	9,339,037
Other income/expenses:
Change in fair value of derivative	879,056	(4,023,917)	—
Interest income	1,620,611	302,577	14,722
Interest expense	(1,252,297)	(599,174)	(848,402)
Amortization expense of intangible assets	—	—	(850,000)
Severance expense	(310,363)	(394,215)	(571,351)
Other	(389,850)	(800,084)	(498,462)

Total other income/(expense)	547,157	(5,514,813)	(2,753,493)

Income before income taxes	24,136,767	9,090,484	6,585,544
Income taxes (benefit):
Current	8,392,498	3,874,335	1,079,478
Deferred	930,000	(425,000)	1,475,000

Total income taxes	9,322,498	3,449,335	2,554,478

Net income	$14,814,269	$5,641,149	$4,031,066

See notes to consolidated financial statements.

MEA HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005

	Common Stock		Common Stock
	Class A		Class B				Additional		Total
	Issued		Issued		Preferred Stock		Paid-In	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
BALANCE — December 31, 2004	2,519,000	$25,190	224,500	$2,245	246,915	$26,569,236	$2,752,065	$3,537,191	$32,885,927
Purchase and cancellation of
Class B common stock $0.01 par value			(10,000)	(100)			(9,900)		(10,000)
Purchase and cancellation of preferred stock					(900)	(95,997)			(95,997)
8% Preferred dividend accrued						2,118,882		(2,118,882)
Stock-based compensation							18,000		18,000
Net income								4,031,066	4,031,066

BALANCE — December 31, 2005	2,519,000	25,190	214,500	2,145	246,015	28,592,121	2,760,165	5,449,375	36,828,996
Issuance of Class B common stock $.01 par value			402,810	4,028			1,528,902		1,532,930
Purchase and cancellation of
Class B common stock $0.01 par value			(95,608)	(956)			(94,652)	(554,532)	(650,140)
Issuance of preferred stock					13,545	1,354,500			1,354,500
Purchase and cancellation of preferred stock					(6,750)	(798,380)			(798,380)
8% Preferred dividend accrued						2,283,956		(2,283,956)
Excess tax benefit from share-based payment arrangements							47,000		47,000
Stock-based compensation							163,800		163,800
Net income								5,641,149	5,641,149

BALANCE — December 31, 2006	2,519,000	25,190	521,702	5,217	252,810	31,432,197	4,405,215	8,252,036	44,119,855
Issuance of Class B common stock $.01 par value			66,200	662			217,944		218,606
Purchase and cancellation of
Class B common stock $0.01 par value			(29,900)	(299)			(102,089)	(617,495)	(719,883)
Issuance of preferred stock					900	90,000			90,000
Purchase and cancellation of preferred stock					(2,025)	(236,808)			(236,808)
8% Preferred dividend accrued						2,509,863		(2,509,863)
Excess tax benefit from share-based payment arrangements							14,000		14,000
Stock-based compensation							51,700		51,700
Net income								14,814,269	14,814,269

BALANCE — December 31, 2007	2,519,000	$25,190	558,002	$5,580	251,685	$33,795,252	$4,586,770	$19,938,947	$58,351,739

See notes to consolidated financial statements.

MEA HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005

	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,814,269	$5,641,149	$4,031,066
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,581,166	1,811,427	1,759,202
Amortization of intangible assets			850,000
Loss on disposal of property, plant, and equipment	17,911	9,575	55,982
Stock based compensation	51,700	163,800	18,000
Excess tax benefit from share-based payment arrangement	(14,000)	(47,000)	—
Deferred income taxes	930,000	(425,000)	1,475,000
Imputed interest on subordinated note	629,056	178,873	165,378
Contingent interest on subordinated note	(879,056)	4,023,917	—
Changes in operating assets and liabilities:
Accounts receivable	(9,308,200)	(502,260)	(2,066,249)
Retainage receivable	(8,590,165)	336,111	393,361
Costs and estimated earnings in excess of billings on contracts in process	(1,690,786)	1,425,919	(1,511,539)
Inventories	13,303	(276,014)	(606,840)
Other assets	(110,186)	1,788,133	(1,736,590)
Accounts payable	7,728,088	(1,068,398)	579,882
Retainage payable	7,207,250	(269,171)	577,627
Billings in excess of costs and estimated earnings on contracts in process	11,659,042	8,310,242	1,826,951
Accrued expenses and other current liabilities	4,830,190	1,762,026	(3,204,182)

Net cash provided by operating activities	28,869,582	22,863,329	2,607,049

CASH FLOWS FROM INVESTING ACTIVITIES —
Additions to property, plant, and equipment	(3,201,767)	(513,569)	(377,898)

CASH FLOWS FROM FINANCING ACTIVITIES:
Outstanding checks in excess of bank balance	—	(1,993,106)	1,993,106
Borrowings on term note	12,250,000	—	—
Payments on note payable and other long-term liabilities	(12,250,000)	—	—
Payments on term note	—		(5,100,000)
Proceeds from issuance of common and preferred stock	308,606	2,887,430	—
Purchase and cancellation of common stock and preferred stock	(922,383)	(1,325,140)	(100,000)
Excess tax benefit from share-based payment arrangement	14,000	47,000	—
Dividends paid in redemption of preferred stock	(34,308)	(123,380)	(5,997)

Net cash used in financing activities	(634,085)	(507,196)	(3,212,891)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	25,033,730	21,842,564	(983,740)

CASH AND CASH EQUIVALENTS:
Beginning of year	21,842,564	—	983,740

End of year	$46,876,294	$21,842,564	$—

SUPPLEMENTAL CASH FLOW INFORMATION — Cash paid during the year for:
Income taxes	$7,348,416	$2,659,892	$1,785,949

Interest	$623,241	$420,301	$683,024

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Accrued preferred dividend	$2,475,555	$2,160,576	$2,112,885

Issuance of stock based compensation	$51,700	$163,800	$18,000

See notes to consolidated financial statements.

MEA HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
1.	SIGNIFICANT ACCOUNTING POLICIES

Principal Business Activity — MEA Holdings, Inc. (the “Company”) is a holding company with ownership of 100% of the outstanding stock of Marshall Erdman & Associates, Inc. and ownership of 100% of the member interest of Marshall Erdman Development, LLC. Marshall Erdman & Associates, Inc. is engaged in the business of planning, design, engineering and construction of healthcare facilities throughout the United States of America, with over 50 years of experience. Marshall Erdman Development, LLC is engaged in the business of development, leasing, capital and debt financing, and asset management for healthcare facilities throughout the United States of America.

Cash and Cash Equivalents — The Company considers all temporary cash investments with maturities of three months or less when purchased to be cash equivalents.

Concentration of Credit Risk — The Company maintains its cash in a commercial bank. Balance on deposits are insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits. Balances in excess of FDIC limits are uninsured.

Contracts Receivable — Current accounts receivable are comprised primarily of contracts receivable. Contracts receivable from performing construction of healthcare facilities are based on contracted prices. The Company provides an allowance for doubtful collections which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Normal contracts receivable are due 15 to 30 days after the issuance of the invoice. Contract retentions are due 15 to 30 days after completion of the project and acceptance by the owner. Receivables past due more than 180 days are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. As construction contracts are long term, a portion of the retainages receivable balance will not be collected within the next year. The Company estimates that $1,070,000 of the December 31, 2007, retainages receivable balance will be collected after one year.

Inventories — Inventories are stated at the lower of cost or market on a (first-in, first-out) FIFO method.

Property, Plant, and Equipment — Property, plant, and equipment are carried at cost. Depreciation is calculated on the straight-line method based on the estimated useful lives of the related assets. Upon disposal of property, plant, and equipment, the cost of the asset and the related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in operations. Expenditures that substantially increase value or extend asset lives are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Estimated lives of assets range as follows:

Leasehold improvements	2 to 5 years
Information technology assets and furniture and fixtures	2 to 15 years
Automobiles and trucks	2 to 5 years
Goodwill and Intangible Assets — The Company accounts for goodwill and intangible assets in accordance with Financial Accounting Standards Board (FASB) Statement No. 142, Goodwill and Other Intangible Assets. Goodwill is not subject to amortization, but is subject to an annual assessment for impairment by applying a fair value based test.

The Company’s goodwill and intangible assets as of December 31, 2007 and 2006, are as follows:

	2007	2006
Goodwill	$47,678,647	$47,678,647
Trademarks and tradenames	800,000	800,000

Net carrying amount	$48,478,647	$48,478,647

Amortization of the Company’s backlog and customer contracts were $0, $0, and $850,000 for the years ended December 31, 2007, 2006, and 2005, respectively. Backlog and customer contracts were amortized over a period of two years.

Trademarks have an indefinite life and are not being amortized.

Long-Lived Assets — The Company periodically evaluates the carrying value of long-lived assets in accordance with FASB Statement No. 144, Impairment or Disposal of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of an asset, a loss is recognized for the difference between the fair value and carrying value of the asset. There was no impairment loss at December 31, 2007, 2006 or 2005.

Income Taxes — Deferred income taxes reflect the future tax consequences of differences between the financial statement and tax losses of assets and liabilities. These deferred taxes are calculated by applying currently enacted tax laws and rates.

Revenue Recognition — The accompanying financial statements have been prepared using primarily the percentage-of-completion method of accounting and, therefore, take into account the cost and estimated earnings and revenue to date on Design-Build projects not yet completed.

Revenues from long-term Design-Build contracts are recognized using the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each Design-Build contract based on current estimates of costs to complete. Design-Build Contracts are engagements in which the firm is hired to perform schematic design, architectural and engineering construction documents, and construction management services. Contract costs include all labor and benefits, materials, subcontracts and an allocation of indirect costs related to contract performance such as architectural, engineering and construction management. Indirect costs are allocated to projects based upon labor hours charged. As long-term Design-Build projects extend over one or more years, revisions in cost and estimated earnings during the course of the work are reflected in the accounting period in which the facts which require the revision become known. At the time a loss on a Design-Build project becomes known, the entire amount of the estimated ultimate loss is recognized in the financial statements. Change orders are recognized when they are approved by the client.

Costs and estimated earnings in excess of billings on Design-Build projects in process are classified as a current asset (underbillings). Billings in excess of costs and estimated earnings on Design-Build projects in process are classified as a current liability (overbillings). Customers are billed on a monthly basis at the end of each month.

Revenue from Project Analysis and Design Agreements are accounted for on the completed contract method. Project Analysis Agreements are engagements which the firm is hired to perform consulting and feasibility services for clients. Design Agreements are engagements which the firm is hired to perform conceptual design, design development and schematic design services for clients.

Costs in excess of billings on Project Analysis and Design Agreement projects in process are classified as a current asset (underbilling) and billings in excess of costs on Project Analysis and Design Agreement projects in process are classified as a current liability (overbilling). These amounts are included with Design-Build projects over and underbilling in the accompanying financial statements.

Revenue from Development Agreements are recognized as earned per the agreements. Costs are expensed as incurred. Development Agreements are engagements which the firm is selected to develop, finance, design, construct and arrange ownership of a facility

Selling, general and administrative expenses are charged to operations as incurred.

Concentration — Two customers accounted for 15.1% and 10.1%, respectively, of revenue for the year ended December 31, 2007. No customers accounted for more than 10% of revenue for the years ended December 31, 2006 or 2005. Two customers each accounted for 13.6% of accounts receivable at December 31, 2007. One customer accounted for 10.1% of accounts receivable at December 31, 2006.

Advertising Costs — The Company expenses advertising as incurred. Advertising expenses for the years ended December 31, 2007, 2006, and 2005, were approximately $355,000, $258,000, and $325,000, respectively.

Warranty — The Company provides standard industry warranties which generally are for one year after completion of a project.

Derivative Financial Instruments — The Company follows the provisions of FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, for their derivative instruments. FASB Statement No. 133 requires, in part, that the Company report all derivative instruments in the balance sheet as assets or liabilities at their fair value. The treatment of subsequent changes in fair value are recorded currently in earnings.

Fair Value of Financial Instruments — The carrying values of cash and cash equivalents, accounts receivable, prepaids, other current assets, accrued liabilities, accounts payable, notes payable and other liabilities approximate fair value.

Use of Estimates — The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates in the financial statements include allowance for doubtful accounts, warranty and percentage of completion on construction projects in progress. Actual results could differ from those estimates.

Stock-Based Compensation — The Company has a stock-based compensation plan, which is further described in Note 8. The Company has adopted FASB Statement No. 123R, Share-Based Payment, that requires the company to expense the value of employee stock options, discounts on employee stock purchase plans and similar awards. Under FASB Statement No. 123R, share-based payment awards result in a cost that will be measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest.

New Accounting Pronouncements — In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115, which provides companies with an option to report selected financial assets and liabilities at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. FASB Statement No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is assessing the impact FASB Statement No. 159 will have on the Company’s financial position and results of operations.

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. FASB Statement No. 157 is effective for fiscal years beginning after November 15, 2007. The Company is assessing the impact FASB Statement No. 157 will have on the Company’s financial position and results of operations.

In July 2006, the FASB issued Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109. This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN No. 48 prescribes a recognition threshold and measurement principles for financial statement disclosure of tax positions taken or expected to be taken on a tax return. This interpretation is effective for fiscal year ending December 31, 2008. The Company is currently assessing the impact that the adoption of FIN No. 48 will have on the Company’s consolidated financial statements.
2. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS
Costs, estimated earnings and billings on Design-Build contracts in process, for which revenue is recognized on the percentage of completion method, for the years ended December 31, 2007 and 2006, are as follows:

	2007	2006
Costs incurred on Design-Build contracts in process	$251,272,285	$88,919,610
Estimated earnings	10,471,686	4,542,376

	261,743,971	93,461,986
Billings on uncompleted Design-Build contracts in process	(290,373,694)	(110,542,930)

Billings in excess of costs and estimated earnings on Design-Build contracts in process — net	$(28,629,723)	$(17,080,944)

Costs and billings on uncompleted Project Analysis and Design Agreement contracts in process, for which revenue is recognized on the completed contract method, for the years ended December 31, 2007 and 2006, are as follows:

	2007	2006
Costs incurred on Project Analysis and Design Agreement contracts in process	$10,774,726	$8,372,400
Billings on Project Analysis and Design Agreement contracts in process	(9,373,656)	(8,551,853)

Costs in excess of billings/(billings in excess of cost) on Project Analysis and Design Agreement contracts in process — net	$1,401,070	$(179,453)

The above amounts are included in the accompanying balance sheets as of December 31, 2007 and 2006, within the following captions:

	2007	2006
Costs and estimated earnings in excess of billings on contracts in process	$3,908,414	$2,217,628
Billings in excess of costs and estimated earnings on contracts in process	(31,137,067)	(19,478,025)

	$(27,228,653)	$(17,260,397)

3. INVENTORIES
Inventories at December 31, 2007 and 2006, by major classification, consists of the following:

	2007	2006
Raw materials	$1,458,673	$1,326,592
Work-in-process	271,134	426,077
Finished goods	829,528	819,969

Total	$2,559,335	$2,572,638

4. WARRANTIES
Buildings are guaranteed against defects in workmanship for one year after completion. The typical warranty requires that the Company replace or repair the defective item. The Company records an estimate for future warranty related costs based on actual historical warranty claims. Based on analysis of warranty costs, the warranty provisions are adjusted as necessary. While warranty costs have historically been within its calculated expectations, it is possible that future warranty costs could exceed expectations.
The changes in the carrying amounts of the total product warranty liabilities for the years ended December 31, 2007 and 2006, were as follows:

	2007	2006
Balance at beginning of period	$1,450,000	$1,450,000
Accruals of warranties issued during the period	2,016,753	1,928,759
Settlements made during the period	(1,466,753)	(1,928,759)

Balance at end of period	$2,000,000	$1,450,000

5. OTHER CURRENT LIABILITIES
Other current liabilities at December 31, 2007 and 2006, included the following:

	2007	2006
Income taxes payable	$1,511,785	$479,660
Accrued job costs	1,334,229	730,840
Accrued loss provision	1,132,417	263,261
Accrued rebate	836,582	186,946
Accrued worker’s compensation	314,000	514,000
Accrued sales tax	86,580	352,803
Accrued interest	—	200,000
Accrued insurance	—	333,148
Other	279,315	520,038

	$5,494,908	$3,580,696

6. LONG-TERM DEBT AND LINE OF CREDIT
The Company is subject to a credit agreement with a commercial bank which provides up to $15 million of revolving financing ($0 outstanding at December 31, 2007 and 2006) through June 28, 2008 and reduced by outstanding letters of credit of $5,155,505 as of December 31, 2007.

In connection with the purchase of the stock of Marshall Erdman & Associates, Inc. in 2004, the Company issued an $8,000,000 subordinated promissory note to the seller. The note bears interest at 5%, due semi-annually plus contingent interest of $1 million if the enterprise value of the Company is $60 million on January 14, 2010, plus an additional $100,000 of contingent interest for every $1 million that the enterprise value exceeds $60 million up to a maximum contingent interest of $7 million. The note was subordinated to the bank credit agreement and was due January 2010; however, on June 15, 2007, an agreement was reached to pay off the subordinated promissory note. In 2007, the Company paid $12,250,000, including $4,250,000 in contingent interest, to retire the subordinated promissory note.
The 5% interest rate was considered less than market and, accordingly, the Company adjusted the rate to 8% which resulted in discounting the note to $6,894,861. The impact was to reduce the note payable and goodwill by $1,105,139. The discount is being amortized over the period the note is outstanding. The $1,105,139 will be expensed as imputed interest expense over the life of the note. Imputed interest expense was $629,056, $178,873, and $165,378 for the years ended December 31, 2007, 2006, and 2005, respectively. As of December 31, 2006, long-term debt consisted of a subordinated promissory note of $7,370,944, net of unamortized discount of $629,056. As stated above, the note was retired on June 15, 2007.
The contingent interest was treated as an embedded derivative for accounting purposes. The derivative was initially valued at $1,105,139 as of January 14, 2004, and continued to be valued at $1,105,139 at December 31, 2005. The value of the derivative was increased to $5,129,056 at December 31, 2006, and is classified as other long-term liabilities at December 31, 2006. The contingent interest was settled for $3,370,944 resulting in a reduction of contingent interest of $879,056 in 2007. As stated above, the note was retired on June 15, 2007.
On June 29, 2007, the Company entered into a three-year unsecured term loan of $12,250,000 at an interest rate of LIBOR plus 1.45% (6.69% at December 31, 2007) with a commercial bank. The loan has monthly interest-only payments, with the balance due June 29, 2010.
Restrictions and covenants under the credit agreement include: (1) requirements that the Company maintain certain financial ratios at prescribed levels; and (2) restrictions on the ability of the Company to consolidate or merge, or create liens, incur additional indebtedness and dispose of assets. The Company believes that such limitations should not impair its future operating activities. The Company was in compliance with all of its financial and non-financial covenants under its credit agreements throughout fiscal 2007, 2006 and 2005.
7. LEASES, COMMITMENTS AND CONTINGENCIES
The Company leases its Corporate Headquarters facility under a 15-year lease agreement with a third party that commenced December 1, 2007, with an initial base rate of $144,867 per month and an annual increase of 2.5%. The lease has four options to extend, each having seven year terms. The Company also leases a production and distribution facility under a lease through December 31, 2008, with base rent of $45,150 per month plus rental payments equal to the operating cost of the facility. In addition, the Company leases vehicles, furniture, equipment and additional office facilities from third parties.
These current leases have been classified as operating leases for financial reporting purposes. The following is a schedule of minimum operating lease commitments:

Years Ending
December 31
2008	$5,652,318
2009	4,571,562
2010	3,520,338
2011	3,212,822
2012	3,116,516
Thereafter	27,775,806

Total	$47,849,362

Rental expense for all leases, including month to month leases, aggregated $4,050,963, $2,248,226 and $2,056,442 for the years ended December 31, 2007, 2006, and 2005, respectively.
In the normal course of business, the Company has various claims asserted against it. In the opinion of management, the liabilities, if any, which may ultimately result from such claims, are not expected to have a material adverse effect on the financial statements of the Company.
The Company has pledged a $500,000 charitable donation to be disbursed evenly over ten years, contingent upon the Company achieving satisfactory financial performance. Accordingly, the amounts are being expensed as disbursed.
8. EMPLOYEE INCENTIVE AND PROFIT SHARING/401(k) PLANS
The Company has a discretionary incentive compensation plan for all nonunion employees under which a percentage of operating income, as determined by the Board of Directors, is paid on an annual basis. The provision charged to costs related to contract and other revenues and selling and administrative expenses for this plan for the years ended December 31, 2007, 2006, and 2005, were $6,062,267 and $1,330,676, and $3,049,731 and $1,483,555, and $1,406,139 and $719,876, respectively.
The Company maintains a profit sharing/401(k) plan covering substantially all salaried employees. The Company’s contribution to the plan is determined annually by the Board of Directors and is limited, by law, to 25% of the annual aggregate compensation of those employees eligible for participation in the plan. The provision charged to costs related to contract and other revenues and selling and administrative expenses for this plan for the years ended December 31, 2007, 2006 and 2005, were $2,996,831 and $726,368, and $2,642,651 and $729,594, and $1,720,469 and $453,517, respectively.
9. STOCK-BASED COMPENSATION
The Company has a nonqualified stock option plan that allows for the granting of options to the Company’s key employees and directors. The Company has set aside 416,565 shares for these options. Stock options are issued at prices equal to the fair value at the date of grant. The fair value of the options is estimated on the date of grant using the Black-Scholes option pricing model and using a historical forfeiture assumption of 14.16%. Since the Company’s stock is privately held it is not practical to determine the Company’s own share price volatility and, accordingly, the Company uses the historical share price volatility of publicly traded companies within the construction and engineering sectors. The expected term of the options represents the Company’s best estimate of the expected time that the options granted are expected to remain outstanding. The risk-free interest rate is based on U.S. Treasury rates for the expected life of the options.
During 2007, the Company granted 10,000 restricted stock options at $35.00 to one member of management that are immediately exercisable, but subject to five-year vesting requirements.
During 2006, the Company granted 54,348 restricted stock options at $6.80 to current members of management that are immediately exercisable, but subject to five-year vesting requirements. In 2004, the Company granted 345,857 at $1.00 a share. In 2006, the Company’s Board of Directors accelerated the vesting of the options granted in 2004. The fair values along with the assumptions incorporated into the models at December 31, 2007, 2006, and 2005, are as follows:

	2007	2006	2005
Fair value	$16.01	$3.47	*
Expected term	5 years	5 years	*
Risk-free interest rate	4.26%	4.60%	*
Expected volitility	46%	53%	*

*	In 2005, there were no stock options granted.

A summary of the Company’s stock options as of December 31, 2007, 2006, and 2005, are as follows:

	2007
			Weighted-
		Weighted-	Average
		Average	Remaining
		Exercise	Contractual
	Shares	Price	Term
Outstanding — beginning of period	71,703	$1.81	1.10
Granted	10,000	35.00
Options exercised	(56,206)	1.00
Options forfeited	(10,000)	6.80

Outstanding — end of period	15,497	22.94	3.23

Vested or expected to vest at December 31, 2007	15,497	22.94	3.23

Options exercisable	15,497	22.94	3.23

	2006
			Weighted-
		Weighted-	Average
		Average	Remaining
		Exercise	Contractual
	Shares	Price	Term
Outstanding — beginning of period	345,857	$1.00	3.00
Granted	54,348	6.80
Options exercised	(252,311)	2.02
Option forfeited	(76,191)	1.00

Outstanding — end of period	71,703	1.81	1.10

Vested or expected to vest at December 31, 2006	71,703	1.81	1.10

Options exercisable	68,955	1.84	1.07

	2005
			Weighted-
		Weighted-	Average
		Average	Remaining
		Exercise	Contractual
	Shares	Price	Term
Outstanding — beginning of period	345,857	$1.00	$3.00

Outstanding — end of period	345,857	1.00	3.00

Vested or expected to vest at December 31, 2005	345,857	1.00	3.00

Options exercisable	106,293	1.00	3.00

The Company recorded total stock-based compensation of $51,700, $163,800, and $18,000 and for the years ended December 31, 2007, 2006, and 2005, respectively. As of December 31, 2007, the Company had 203,000 of unrecognized stock-based compensation expense.

Total intrinsic value of options exercised for the years ended December 31, 2007, 2006, and 2005 are $1,911,011, $1,206,185, and $0, respectively.

Total aggregate intrinsic value of options outstanding for the years ended December 31, 2007, 2006, and 2005 are $714,261, $1,034,772, and $2,005,975, respectively.

Total aggregate intrinsic value of options exercisable for the years ended December 31, 2007, 2006, and 2005 are $714,261, $992,877, and $616,501, respectively.

Net cash proceeds form the exercise of stock options were $56,206, $509,531, and $0 for the years ended December 31, 2007, 2006, and 2005, respectively. The actual income tax benefit realized was $14,000, $47,000, and $0 for those same periods.

The total fair value of shares vested during the years ended December 31, 2007, 2006, and 2005 were $542,395, $1,164,457, and $2,351,828, respectively.

10.	INCOME TAXES

The provision for income taxes at December 31, 2007, 2006 and 2005, consisted of the following:

	2007	2006	2005
Current:
Federal	$6,767,143	$3,044,000	$943,000
State	1,625,355	830,335	136,478

Total current	8,392,498	3,874,335	1,079,478

Deferred (credit)	930,000	(425,000)	1,475,000

Provision for income taxes	$9,322,498	$3,449,335	$2,554,478

The effective income tax rate is 38.6%, 38.0%, and 38.8% for the years ended December 31, 2007, 2006, and 2005, respectively. The actual tax provision differs from the “expected” tax provision (computed by applying the U.S. federal corporate tax rate of 34% to income before income taxes) as follows:

	2007	2006	2005
Expected income tax provision	$8,206,000	$3,090,000	$2,239,000
State income tax provision — net of federal effect	1,625,355	830,335	136,478
Domestic production activities deduction	(420,000)	(104,000)	(30,000)
Other	(88,857)	(367,000)	209,000

	$9,322,498	$3,449,335	$2,554,478

The income tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2007 and 2006, are presented below:

	2007	2006
Deferred tax assets:
Allowance for doubtful receivables	$29,500	$29,500
Accrued expenses and other current liabilities	755,000	62,000
Long-term derivative	—	1,570,000
Long-term debt	—	200,000

Total gross deferred tax assets	784,500	1,861,500

Deferred tax liabilities:
Prepaid expenses	(327,000)	(371,000)
Property, plant, and equipment	(298,000)	(338,000)
Intangibles	(3,472,000)	(3,519,000)
Billings in excess of costs and estimated earnings on contracts in process	(92,000)	(60,000)
Other	(30,500)	(78,500)

Net deferred tax liability	$(3,435,000)	$(2,505,000)

Represented on the balance sheet as:
Current deferred tax asset (liability)	$335,000	$(418,000)
Noncurrent deferred tax liability	(3,770,000)	(2,087,000)

Total	$(3,435,000)	$(2,505,000)

11.	CHANGE IN ESTIMATES

From year to year, changes to contract amounts and estimated gross earnings are made due to different circumstances which may impact a project. Due to changes in circumstances on certain projects, estimates were revised. During 2007, 2006, and 2005, the effect of these revisions, excluding loss jobs, was to increase gross profit on these contracts by approximately $2,300,000, $3,600,000, and $1,000,000, respectively.

12.	SHAREHOLDER AGREEMENT

The two investors who hold a combined 83% of the common stock (100% of the voting common stock) have entered into an agreement with each other, the Company, and the minority shareholders that provides the investors the right to exercise an option to allow the Company to purchase all of the investor(s) stock at appraised value plus all of their preferred stock at original cost plus all unpaid dividends. Each investor’s option becomes effective on January 14, 2011. Each investor has equal ownership of the voting and nonvoting common stock based on the percentage of ownership stated above. If the Company does not exercise its right to purchase the investor(s) shares of stock, the investor(s) can continue the Company in its current form or seek other capitalization alternatives including a sale of the Company.

13.	RELATED PARTY

The Company has entered into certain contracts for construction of medical facilities which are controlled by a shareholder of the Company. Transactions with these related parties can be summarized as follows as of December 31, 2007 and for the years ended December 31, 2007, 2006, and 2005:

	Years Ended December 31
	2007	2006	2005
Contract revenue	$9,485,010	$—	$—

	As of December 31
	2007	2006
Contract amount	$30,516,903	$—
Accounts receivable	1,915,198	—
Retainages receivable	580,674	—
Billings in excess of costs and estimated earnings on contracts in process	2,128,477	—
In addition, the Company entered into a contract with a third party for the construction of an office building which is approximately 74% occupied by the Company. Amounts related to this building as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005, are as follows:

	Years Ended December 31
	2007	2006	2005
Revenue	$17,931,184	$2,549,704	$—

	As of December 31
	2007	2006
Contract amount	$20,480,888	$19,003,000
Accounts receivable	1,751,595	1,295,062
Retainages receivable	—	139,423
Billings in excess of cost and estimated earnings on contracts in process	—	238,768
14.	SUBSEQUENT EVENT

On March 10, 2008, the Company completed a merger transaction through which it sold 100% of its stock. The transaction was effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of January 23, 2008, as amended, by and among the Company, Cogdell Spencer Inc., Cogdell Spencer LP, Goldenboy Acquisition Corp. (a wholly-owned subsidiary of Cogdell Spencer LP), Marshall Erdman & Associates, Inc., Marshall Erdman Development, LLC, and David Pelisek, David Lubar and Scott Ransom, in their capacity as the Seller Representative.

The cash consideration per share of MEA common shares payable in the Merger was calculated pursuant to a formula based on an “enterprise value” for 100% of the Company of $247.0 million, subject to certain adjustments. The Merger Agreement provides that certain adjustments to the aggregate cash consideration paid will be made following the delivery of the final closing statement to the Seller Representative.

CSA is a fully integrated self-administered and self-managed real estate investment trust. Upon completion of the merger, MEA will become a wholly-owned subsidiary of CSA.